Exhibit 10.5

March 15, 2019

Restoration Robotics, Inc.

128 Baytech Drive

San Jose, CA 95134

Venus Concept Ltd.

255 Consumers Road, Suite 110

Toronto, ON M2J 1R4

Canada

Re:	Equity Commitment

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), by and among Restoration Robotics, Inc., a Delaware corporation (“Parent”), Radiant Merger Sub, Ltd., a company organized under the laws of Israel and a wholly-owned subsidiary of Parent (“Merger Sub”), and Venus Concept Ltd., a company organized under the laws of Israel (the “Company”), pursuant to which Merger Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of the Parent (the “Merger”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. The parties listed on Schedule A attached hereto are collectively referred to herein as the “Initial Investors” and together with any Investor Assignee (as defined below), the “Investors”. Schedule A attached hereto shall be deemed to be amended to include any assignee of any Initial Investor permitted by the sixth paragraph of this Letter Agreement (an “Investor Assignee” and such Investor Assignee shall be an Investor hereunder). This letter agreement (this “Letter Agreement”) is being delivered to Parent and the Company in connection with the execution of the Merger Agreement by Parent and the Company. The obligations, covenants, representations and warranties of the Investors hereunder shall in all respects be several and not joint.

This Letter Agreement confirms the irrevocable several and not joint commitment of each Initial Investor, subject to the conditions set forth herein, to purchase, or cause an Investor Assignee permitted by the sixth paragraph of this Letter Agreement to purchase, shares of common stock of Parent, $0.0001 par value per share (“Parent Common Stock”), immediately following the Effective Time for their Pro Rata Percentage (as defined below) of an aggregate purchase price equal to $21.0 million (collectively, the “Total Equity Commitment”), provided, and notwithstanding anything to the contrary provided in this Letter Agreement, that (i) the Initial Investors shall not under any circumstances, be obligated to commit or invest in the aggregate (directly or indirectly, as applicable) more than the Total Equity Commitment, (ii) each Initial Investor shall not, under any circumstances, be obligated to commit or invest on an individual basis, more than the amount specified in the column titled “Maximum Committed Investment” set forth opposite such Initial Investor’s name on Schedule A and (iii) the obligation of each Initial

Investor to fund its Maximum Committed Investment shall be reduced on a dollar-for-dollar basis by any amounts actually paid to Parent for purchases of Parent Common Stock by an Investor Assignee or transferee of such Initial Investor permitted under this Letter Agreement. Each Initial Investor hereby commits to purchase, or cause an Investor Assignee permitted by the sixth paragraph of this Letter Agreement to purchase, that number of shares of Parent Common Stock calculated by taking an amount equal to (x) its Pro Rata Percentage (as defined below), multiplied by (y) the Total Equity Commitment, divided by (z) the Purchase Price (as defined below). The “Pro Rata Percentage,” as to each Initial Investor, means the percentage set forth opposite such Initial Investor’s name on Schedule A. “Purchase Price” means a 5% discount to the trailing 30-day volume weighted average price of the Parent Common Stock on the Nasdaq market as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), a “Trading Day”)) on the Trading Day immediately prior to the public announcement by the Company and the Parent of the execution of the Merger Agreement, provided that in no event shall the Purchase Price of the Parent Common Stock be lower than $0.70 per share or higher than $0.85 per share. Without limiting the other provisions of this Letter Agreement, if at any time during the period between the date of this Letter Agreement and the Equity Closing, any change in the number or type of outstanding shares of Parent Common Stock shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split), combination or readjustment of shares or any stock dividend or stock distribution with a record date during such period (in each case, other than the Merger), the Purchase Price and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Letter Agreement prior to such event.

Each Initial Investor, subject to the conditions set forth herein, shall have the option (the “Purchase Option”) exercisable, in whole or in part, in its sole discretion, to purchase, or cause an Investor Assignee permitted by the sixth paragraph of this Letter Agreement to purchase, additional shares of Parent Common Stock at the Equity Closing (as defined below) for its Pro Rata Percentage of an aggregate purchase price equal to $20.0 million (collectively, the “Total Optional Amount”), provided, and notwithstanding anything to the contrary provided in this Letter Agreement, that (i) the Initial Investors shall under no circumstances be obligated to purchase or invest in the aggregate (directly or indirectly, as applicable) any portion of the Total Optional Amount, and (ii) no Initial Investor that exercises its Purchase Option shall, under any circumstances, be obligated to invest on an individual basis, more than the amount specified in the column titled “Maximum Optional Investment” set forth opposite such Initial Investor’s name on Schedule A. The maximum number of additional shares of Parent Common Stock subject to each Initial Investor’s Purchase Option shall be calculated by taking an amount equal to (x) its Pro Rata Percentage multiplied by (y) the Total Optional Amount, divided by (z) the Purchase Price. If any Initial Investor desires to exercise its Purchase Option, the Initial Investor shall deliver to the Parent a written notice (the “Exercise Notice”) no later than two (2) Business Days prior to the Equity Closing, which written notice shall specify the number of additional shares of Parent Common Stock the Initial Investor intends to purchase and the Initial Investor’s aggregate price for such shares. Each Initial Investor may assign, in whole or in part, its Pro Rata Percentage of its Purchase Option in accordance with the sixth paragraph of this Letter Agreement.

Each Initial Investor’s (including any Investor Assignee’s under paragraph 2 hereof) obligation to fund its Pro Rata Percentage of the Total Equity Commitment and each Initial Investor’s (including any Investor Assignee’s) obligation to fund its Pro Rata Percentage of the Total Optional Amount pursuant its exercise of its Purchase Option as set forth in its Exercise Notice) in each case is subject to and conditioned upon the execution and delivery of the Merger Agreement by the parties signatory thereto, and each of the following having occurred (and in no other circumstances, regardless of the legal theory advanced, shall any Investor have any obligation to fund, or any liability with respect to, all or any portion of such Investor’s Pro Rata Percentage): (i) the satisfaction of all conditions to Closing under the Merger Agreement and the occurrence of the Closing in accordance with the terms of the Merger Agreement, (ii) the execution of the Equity Purchase Documents by Parent and such Investor in a form mutually acceptable to the parties thereto and (iii) the satisfaction and performance by Parent of the terms of this Letter Agreement.

The Parent shall use the proceeds from the Total Equity Commitment hereunder in its sole discretion, as directed by Parent’s Board of Directors, and without any limitation or condition whatsoever from the Investors.

Each of the Initial Investor’s equity commitment hereunder may not be assigned, except each of the Initial Investors may assign (1) all or a portion of its obligation to fund its Pro Rata Percentage of the Total Equity Commitment and/or (2) all or a portion of its Pro Rata Percentage of the Total Optional Amount, in each case to: (a) any other Initial Investor, (b) any of its Affiliates, including any investment funds or other entities under common control or management with such Initial Investor, and (c) with the prior written consent of the Company and Initial Investors representing a majority in interest of the Total Equity Commitment, to any additional equity co-investor.

This Letter Agreement shall be binding solely on, and inure solely to the benefit of, each of the undersigned and their respective successors and permitted assigns, and nothing set forth in this Letter Agreement shall be construed to confer upon or give to any person other than each of the undersigned and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Parent or the Company to enforce, the equity commitment or any provisions of this Letter Agreement.

The Parent and each of the Initial Investors (including any Investor Assignee) hereby covenants to enter into a securities purchase agreement with Parent and a registration rights agreement with Parent, each of which will include customary terms for such agreements used in an equity financing, and such other agreements as may be reasonably requested by Parent in connection therewith (the “Equity Purchase Documents”), which shall set forth (i) the terms on which such Initial Investor (including any Investor Assignee) shall purchase that number of the shares of Parent Common Stock equal to (x) its Pro Rata Percentage, multiplied by (y) the Total Equity Commitment hereunder, and divided by (z) the Purchase Price, and, if such Initial Investor exercises its Purchase Option, that number of shares specified in its Exercise Notice equal to (x) its Pro Rata Percentage, multiplied by (y) the Total Optional Amount hereunder, and divided by (z) the Purchase Price, (ii) certain registration rights with respect to such shares of common stock under the Securities Act (which shall include, without limitation, Parent’s obligation to (A) use its best efforts to file a registration statement with the SEC with respect to the resale of the shares of the Parent Common Stock sold pursuant to this Letter Agreement promptly following the closing date under the Equity Purchase Documents; (B) use its reasonable best efforts to have the registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 75 days after the Equity Closing; and (C) keep such registration statement effective until all registrable securities thereunder may be sold pursuant to Rule 144 under the Securities Act, without the need for current public information or any other restriction, including volume limitations and manner of sale requirements), subject to customary suspension periods not exceed 30 consecutive days once during any 12-month period, and (iii) other customary terms and conditions, each of which shall be on terms reasonably consistent with similar agreements by public companies similarly situated with Parent.

Notwithstanding anything to the contrary herein, the Initial Investors (including each Investor Assignee) understand and agree that the Equity Purchase Documents shall provide for: (a) the sale of Parent Common Stock and no other equity instrument at a price equal to the per share Purchase Price whether purchased as part of the Total Equity Commitment or such Initial Investor’s exercise of its Purchase Option; (b) the issuance of the Parent Common Stock as a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act, and that such exemption shall rely, in part, on the representations and warranties of the Investors to be included in the Equity Purchase Documents, (c) the closing of the sale of the Parent Common Stock occurring immediately following the Effective Time of the Merger (the “Equity Closing”); and (d) no representations and warranties of Parent other than fundamental representations and warranties (including with respect to capitalization, the issued shares and Parent SEC Reports).

The parties hereto agree that irreparable damage would occur if any provision of this Letter Agreement were not performed in accordance with the terms hereof and that the Parent, the Company or the Initial Investors, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby agree not to raise any objections to the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Letter Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Investors under this Letter Agreement. For the avoidance of doubt, notwithstanding anything to the contrary provided in this Letter Agreement, Parent and the Company shall be permitted to enforce each Investor’s obligation under this Letter Agreement to fund its Pro Rata Percentage of the Total Equity Commitment if but only if a Final Order shall have been obtained awarding specific performance or other equitable remedy to specifically enforce the obligations of such Investor hereunder; provided, that in such case, no Initial Investor shall be required to fund any amounts in excess of its Maximum Committed Investment. As used herein, “Final Order” shall mean a final order or judgment of a court of competent jurisdiction which has been finally affirmed by the highest court before which such appeal has been sought (with any required appeal bond or deposit having been posted), or has become final by lapse of time, or is not otherwise subject to appeal.

Notwithstanding anything that may be expressed or implied in this Letter Agreement or any document or instrument delivered in connection herewith, and notwithstanding any equitable, common law or statutory right or claim that may be available, and notwithstanding the fact that any Initial Investor (and any Investor Assignee) may be a partnership or limited liability company, by its acceptance of the benefits of this Letter Agreement, Parent and the Company acknowledge and agree, on behalf of itself and its Affiliates, that no Person other than the Initial Investors (and any Investor Assignee) have any liabilities, obligations or commitments of any nature (whether known or unknown, whether due or to become due, absolute, contingent or otherwise) hereunder, and that neither the Parent or the Company has any right of recovery under this Letter Agreement or under any document or instrument delivered in connection herewith, or any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, this Letter Agreement, the transactions contemplated hereby or in respect of any oral representation made or alleged to be made in connection herewith, against, and no personal liability whatsoever shall attach to, be imposed upon, or otherwise be incurred by any former, current or future direct or indirect holders of any equity, general or limited partnership or limited liability company interests, controlling persons, incorporators, directors, officers, employees, agents, attorneys, members, managers, management companies, portfolio companies, general or limited partners, stockholders, representatives, assignees or Affiliates of any Initial Investor (and any Investor Assignee) (collectively, but not including Parent, the Company or Merger Sub, the “Non-Recourse Parties”), through Parent, the Company or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent or the Company against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or law, or otherwise. Recourse against the Initial Investors (and any Investor Assignee) under and pursuant to the terms of this Letter Agreement, subject to the limitations contained herein, shall be the sole and exclusive remedy of Parent, the Company and all of their respective Affiliates against the Initial Investors (and any Investor Assignee) and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, including by piercing of the corporate, limited partnership or limited liability company veil or by a claim by or on behalf of Parent or the Company. In furtherance of the foregoing, to the maximum extent explicitly permitted under applicable law, Parent and the Company hereby waive, releases and disclaims any and all claims against all Non-Recourse Parties in connection with this Letter Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby.

Each of the Investors (including any Investor Assignee) represents and warrants that: (i) it has the requisite power, capacity and authority to execute and deliver this Letter Agreement and to fulfill and perform its obligations hereunder; (ii) this Letter Agreement has been duly and, validly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor and is enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles whether considered in a proceeding in law or in equity); (iii) the execution, delivery and performance of this Letter Agreement by the Investor has been duly and validly authorized and approved by all necessary corporate, limited partnership or similar action by such party; (iv) the Investor has available, unrestricted cash (or the unrestricted right (subject only to the giving of any required notices) to obtain from its investors the funds necessary) sufficient to pay and perform in full its obligations under this Letter Agreement; (v) all funds necessary for the Investor to fulfill its obligations under this Letter Agreement shall be available to the Investor for so long as this Letter Agreement shall remain in effect; (vi) the Investor has received and reviewed (or has had sufficient opportunity to review) the

Merger Agreement and this Letter Agreement with independent legal, accounting and financial advisors regarding the Investor’s rights and obligations and the Investor fully understands the terms and conditions contained, and the transactions provided for, herein and therein; and (vii) the Investor understands that the issuance of the shares of Parent Common Stock pursuant to the Equity Purchase Documents will be a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act and that such exemption shall rely, in part, on the representations and warranties of the Investors included in the paragraph below and to be included in the Equity Purchase Documents.

Each Investor (including any Investor Assignee) further acknowledges and represents that the shares of Parent Common Stock issued pursuant to the Equity Purchase Documents will be “restricted securities” and will not, at the time of issuance, have been registered under the Securities Act or any applicable state securities law and is acquiring such shares as principal for its own account and not with a view to, or for distributing or reselling such shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Investor does not agree to hold any of the shares of Parent Common Stock for any minimum period of time and reserves the right, subject to the provisions of the Equity Purchase Documents and any lock-up agreement executed in connection with the Merger Agreement, at all times to sell or otherwise dispose of all or any part of such shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Investor will acquire the shares thereunder in the ordinary course of its business. Such Investor does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the shares (or any securities which are derivatives thereof) to or through any person or entity; such Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. Such Investor is, at the date hereof, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor will not be purchasing the shares as a result of any advertisement, article, notice or other communication regarding the shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares, and has evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the shares and, at the present time, is able to afford a complete loss of such investment. Such Investor acknowledges that it has reviewed publicly available documents and other materials relating to the Company and Parent and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company and Parent concerning the terms and conditions of the offering of the shares hereunder and the merits and risks of investing in the shares; (ii) access to information about the Company, Parent and their subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company and Parent possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its commitment to acquire the shares.

Parent and the Company may, on or after the date hereof, issue a press release disclosing the material terms of the transactions contemplated by this Letter Agreement and may, on or after the date hereof file a Current Report on Form 8-K describing the terms of this Letter Agreement and including the press release and a copy of this Letter Agreement, as exhibits thereto, with the SEC.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

NOTWITHSTANDING ANY OTHER TERM OR CONDITION OF THIS LETTER AGREEMENT, (A) UNDER NO CIRCUMSTANCES MAY ANY PERSON BUT THE INVESTORS, PARENT OR THE COMPANY BRING ANY ACTION UNDER THIS LETTER AGREEMENT, AND (B) NO INVESTOR SHALL HAVE ANY LIABILITY WITH RESPECT TO ANY LOSS, DEFICIENCY, LIABILITY, OBLIGATION, SUIT, ACTION, CLAIM, DAMAGE, COST OR EXPENSE (INCLUDING COURT COSTS, AMOUNTS PAID IN SETTLEMENT, JUDGMENTS, OUT OF POCKET ATTORNEYS’ FEES OR OTHER OUT-OF-POCKET COSTS AND EXPENSES, INCLUDING INTEREST AND PENALTIES, COSTS AND EXPENSES FOR INVESTIGATING, DEFENDING AND ENFORCING ITS RIGHTS) INCURRED BY THE COMPANY, PARENT OR ANY OF THEIR EQUITYHOLDERS IN CONNECTION WITH ANY BREACH BY ANY INVESTOR THE COMPANY OR PARENT OF THEIR RESPECTIVE OBLIGATIONS CONTAINED IN THE MERGER AGREEMENT OR ANY BREACH BY ANY INVESTOR OF THIS LETTER AGREEMENT, WHETHER ON ACCOUNT OF ANY CLAIM OF ACTUAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR ANY OTHER FORM OF DAMAGES OR OTHERWISE, IF PARENT OR THE COMPANY SEEKS AND IS GRANTED SPECIFIC PERFORMANCE OF ANY INVESTOR’S OBLIGATION TO PROVIDE ITS PRO RATA PERCENTAGE SUBJECT TO THIS LETTER AGREEMENT, WHICH SHALL NOT EXCEED THE MAXIMUM COMMITTED INVESTMENT OF SUCH INVESTOR.

This Letter Agreement may not be amended or otherwise modified without the prior written consent of Parent, the Company and Initial Investors representing a majority in interest of the Total Equity Commitment.

The obligation of each Initial Investor to fund its Pro Rata Percentage and all obligations of such Initial Investor (including any Investor Assignee) hereunder will automatically terminate and cease to be of any further force or effect upon the earliest to occur of (a) the funding by such Investor of its Pro Rata Percentage, including the funding of such Investor’s Purchase Option to the extent exercised, in accordance with this Letter Agreement or (b) the termination of the Merger Agreement in accordance with its terms. Notwithstanding anything to the contrary provided in this Letter Agreement, in the event that Parent, the Company, their respective successors or assigns, or any of their respective Affiliates, stakeholders or representatives asserts in any claim, litigation or other proceeding (1) that any provision of this Letter Agreement limiting the liability or obligation of any Investor or any of the Non-Recourse Parties is illegal, invalid or unenforceable in whole or in part or that any Investor or any of the Non-Recourse Parties are liable in excess of or to a greater extent than as expressly specified herein or (2) any theory of liability against any Investor or any of the Non-Recourse Parties with respect to the transactions contemplated by the Merger Agreement other than the Permitted Assertions (as defined below), then (x) the Pro Rata

Percentage of such Investor under this Letter Agreement shall terminate ab initio and shall thereupon be null and void, (y) if any Investor shall have previously made any payments under this Letter Agreement, such Investor shall be entitled to recover and retain any and all such payments and (z) no Investor nor any Non-Recourse Party shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), to Parent or the Company or any other Person or entity in any way under or in connection with this Letter Agreement, the Merger Agreement or any other agreement or instrument delivered in connection herewith or therewith, or the transactions contemplated hereby or thereby. As used herein, “Permitted Assertions” shall mean any claim against an Investor seeking solely specific performance of such Investor’s obligation to provide its Pro Rata Percentage contemplated by this Letter Agreement, subject to the limitations set forth herein.

The Equity Closing under this Letter Agreement shall constitute a “Qualified Financing” for purposes of those certain convertible promissory notes issued by Parent in the aggregate principal amount of $5.0 million on February 28, 2019.

This Letter Agreement may be executed in counterparts. This Letter Agreement and any related dispute shall be governed by, and construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto hereby (a) irrevocably submit to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event that any dispute arises out of this Letter Agreement or any of the transactions contemplated by this Letter Agreement, (b) agree that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agree that it will not bring any action relating to this Letter Agreement or any of the transactions contemplated by this Letter Agreement in any court other than the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware.)

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Very truly yours,

[INVESTORS]

By:
Name:
Title:

Accepted and Agreed to as of the date first above written.

VENUS CONCEPT LTD.

By:
Name:
Title:

RESTORATION ROBOTICS, INC.

By:
Name:
Title: